EXHIBIT 99 to Amendment No. 1 to Schedule 13G





                             JOINT FILING AGREEMENT


                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of this statement on Schedule 13G (including further amendments thereto) and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings.

                  IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 1st day of July, 1994.



                                           /s/ Alan James
                                           ----------------
                                             Alan James


                                           /s/ William A. Furman
                                           -----------------------
                                             William A. Furman